FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2012

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
ÿ

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incorporated herein by reference from Item 8.01 below to the extent applicable.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Incorporated herein by reference from Item 8.01 below to the extent applicable.

Item 8.01.  Other Events

As of April 6, 2012, the Board of Directors of U.S. Cellular approved resolutions that took the following actions.

The size of the Board of Directors will be reduced from eleven to ten members effective at the time of U.S. Cellular’s 2012 Annual Meeting on May 15, 2012.  LeRoy T. Carlson, whose term expires at the 2012 Annual Meeting, will not be a nominee for re-election at the 2012 Annual Meeting and, accordingly, will cease to be a director on May 15, 2012.  U.S. Cellular is conducting a search to identify a candidate to fill the directorship currently held by Mr. Carlson, and expects to fill such vacancy after the 2012 Annual Meeting.  As a result, the size of the Board of Directors will be reduced from eleven to ten members effective May 15, 2012, and will be restored to eleven members at the time that a person is identified and appointed to fill this directorship.

In addition, the Board of Directors amended the U.S. Cellular Bylaws effective May 15, 2012 to add Section 3 of Article III to establish the position of director emeritus.  The foregoing brief description is qualified by reference to the copy of the amended Bylaws attached hereto as Exhibit 3.1, which are incorporated by reference herein.

Furthermore, the Board of Directors appointed LeRoy T. Carlson as director emeritus effective at the time that his term as a director expires on May 15, 2012.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  April 12, 2012

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executinve Vice President - Finance, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description

3.1	Amended and Restated Bylaws effective May 15, 2012

EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS EFFECTIVE MAY 15, 2012

[SEE ATTACHED]